EXHIBIT 21.1

SUBSIDIARIES OF THE WARNACO GROUP, INC.

The following is a list of subsidiaries of The Warnaco Group, Inc. ("Warnaco"). Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation	Also Doing Business As
184 Benton Street Inc.	Delaware	Olga/Warner's, Warnaco Factory Outlet, Hathaway Factory Store, Warnaco Outlet Stores
4278941 Canada Inc.	Canada
A.B.S. Clothing Collection, Inc.	California
Abbeville Manufacturing Company	Delaware
Authentic Fitness de Mexico, S.A. de C.V.	Mexico
Authentic Fitness On-line Inc.	Nevada
Authentic Fitness Retail Inc.	Delaware
CCC Acquisition Corp.	Delaware
C.F. Hathaway Company	Delaware
Calvin Klein France SnC	France
Calvin Klein Jeanswear Company	Delaware
Centro de Corte de Tetla S.A. de C.V.	Mexico
CKJ Holdings, Inc.	Delaware
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Designer Holdings Overseas Limited	Hong Kong
Donatex-Warnaco S.A.	Belgium
Eratex-Warnaco Lac Two GmbH & Co. KG	Germany
Euralis S.A.S.	France
Gregory Street, Inc.	Delaware
Hamlet Shirt Company Ltd.	United Kingdom
Jeanswear Holdings, Inc.	Delaware
Juarmex S.A. de C.V.	Mexico
Kai Jay Manufacturing Company	Delaware
Lejaby S.A.S.	France
Lenitex-Warnaco GesmbH	Austria
Leratex-Warnaco Ltd.	United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.	Mexico
Linda Vista de Veracruz S.A. de C.V.	Mexico
Lintex-Warnaco S.A.	Switzerland
Mullion International Ltd.	British Virgin Islands
Myrtle Avenue, Inc.	Delaware
Ocean Pacific Apparel Corp.	Delaware
OP Europe SARL	France
OPMag.com, Inc.	Delaware
Outlet Holdings, Inc.	Delaware
Outlet Stores, Inc.	Delaware	Calvin Klein Outlet Stores, New York Retail Outlets
PMJ S.A.	France
Private Pleasures Limited	United Kingdom

Company	Country or State of Incorporation	Also Doing Business As
Rio Sportswear, Inc.	Delaware
Ubertech Products, Inc.	Delaware
Vista de Huamantla S.A. de C.V.	Mexico
Vista de Puebla S.A. de C.V.	Mexico
Vista de Yucatan, S.A. de C.V.	Mexico
WAC Internacional Distribucion de Puebla S.A. de C.V.	Mexico
Warnaco (H.K.) Ltd.	Barbados
Warnaco B.V.	Netherlands
Warnaco Denmark A/S	Denmark
Warnaco France SARL	France
Warnaco Germany GmbH	Germany
Warnaco Holland B.V.	Netherlands
Warnaco Inc.	Delaware	Olga/Warner's, Warnaco Factory Outlet Store, Warnaco Factory Outlet/Chaps by Ralph Lauren Factory Store
Warnaco International Trading (Shanghai) Co. Ltd.	Peoples Republic of China
Warnaco International L.L.C.	Delaware
Warnaco Intimo S.A.	Spain
Warnaco Lac One GmbH	Germany
Warnaco Lac Two GmbH	Germany
Warnaco Limited	United Kingdom
Warnaco Men's Sportswear Inc.	Delaware
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Operations Corporation	Delaware
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Puerto Rico, Inc.	Delaware
Warnaco Singapore Private Ltd.	Singapore
Warnaco Sourcing Inc.	Delaware
Warnaco SrL	Italy
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco U.S. Inc.	Delaware
Warner's (EIRE) Teoranta	Ireland
Warner's (United Kingdom) Limited	Northern Ireland
Warner's Aiglon S.A.	France
Warner's Company (Belgium) S.A.	Belgium
Warner's de Costa Rica Inc.	Delaware
Warner's de Mexico S.A. de C.V.	Mexico
WAS Logistics B.V.	Netherlands
WBR Industria e Comercio Vestuario S.A.	Brazilian Joint Venture